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Exhibit 99(f)

[KOREA ELECTRIC POWER CORPORATION LETTERHEAD]

167, SAMSEONG-DONG, GANGNAM-GU, SEOUL, KOREA
TEL 822-3456-4260~7 FAX 822-556-3694

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mr. Lee, Hi-Taek, the Chief Financial Officer, Mr. Lee, Do-Shik, the Head of Treasury and Mr. Kim, Myung-Whan, the General Manager of International Finance Team of Korea Electric Power Corporation, and each of them, jointly and severally, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated as of April 23, 2004.

Signatures	Title

/s/ Han, Joon-Ho Han, Joon-Ho	Chairman and Chief Executive Officer
/s/ Park, Hee-Gab Park, Hee-Gab	Executive Vice President and Director
/s/ Lee, Hi-Taek Lee, Hi-Taek	Chief Financial Officer and Director
/s/ Ham, Yoon-Sang Ham, Yoon-Sang	Director
/s/ Kim, Young-Man Kim, Young-Man	Director
/s/ Jung, Tay-Ho Jung, Tay-Ho	Director
Yoon, Meng-Hyun	Director
/s/ Park, You-Kwang Park, You-Kwang	Director
/s/ Park, Chang-Rae Park, Chang-Rae	Director
Kim, Sung-Gi	Director

/s/ Chang, Suk-Whan Chang, Suk-Whan	Director
/s/ Rhee, Byeong-Gyu Rhee, Byeong-Gyu	Director
Chang, Sang-Hyon	Director
/s/ Moon, Chung-Sook Moon, Chung-Sook	Director
/s/ Lee, Seog-Yeon Lee, Seog-Yeon	Director

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  Exhibit 99(f)